Exhibit 99.1

TRIQUINT ANNOUNCES SECOND QUARTER 2010 RESULTS

HILLSBORO, OREGON (USA) – July 28, 2010 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF front-end product and foundry services provider, announces its financial results for the quarter ended July 3, 2010, including the following highlights:

•	Revenue was $207.5 million, up 15% from Q1’10 and 23% from Q2’09

•	Networks quarterly revenue grew 19% from Q1’10 and 64% from Q2’09

•	Gross margin improved to 41.2% GAAP, and 42.3% on a non-GAAP basis

•	Net Income was $22.5 million or $0.14 per share GAAP and $33.1 million or $0.20 per share on a non-GAAP basis

•	Received quality award from Samsung recognizing TriQuint’s performance

•	Awarded US Air Force contract to design and build GaN modules for new Drone aircraft

•	Ramping innovative BAW filter products for 4G mobile hotspots

Commenting on the results for the quarter ended July 3, 2010, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint had a strong second quarter, passing the $200 million a quarter revenue milestone and exceeding our non-GAAP operating income target of 15% on a healthy mix of higher margin Networks products. I now expect year over year revenue growth to be 25-30% based on continued strong smartphone design wins and market growth.”

Summary Financial Results for the Quarter Ended July 3, 2010:

Revenue for the second quarter of 2010 was $207.5 million, up 23% from the second quarter of 2009. Networks products continued to enjoy a strong rebound from the lows of 2009 growing 19% sequentially and 64% year over year.

Net income for the second quarter of 2010 was $22.5 million, or $0.14 per diluted share. Non-GAAP net income for the second quarter was $33.1 million, or $0.20 per diluted share. Please see our discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the second quarter of 2010 was 41.2%, up from 32.3% in the second quarter of 2009. On a non-GAAP basis, gross margin improved for the fifth consecutive quarter to 42.3%, up from 33.2% in the second quarter of 2009. Gross margin improved sequentially due to strong factory utilization, a higher mix of networks and defense product revenue and favorable product mix.

Operating expenses for the second quarter of 2010 were $58.8 million, or 28.3% of revenue, up from $50.3 million, or 29.8% of revenue in the second quarter of 2009. Non-GAAP operating expenses for the quarter were $54.7 million or 26.4% of revenue, up 4.4% sequentially. Most of the increase was in research and development expenses.

Outlook:

The Company believes third quarter revenue will be between $215 million and $225 million, up about 6% sequentially. We expect strong growth in our mobile devices market will lead to a non-GAAP gross margin between 40% and 41%. Non-GAAP operating expenses are expected to grow to about $57 million. Third quarter net income is expected to be about $0.20 per share on a non-GAAP basis.

Additional Information Regarding July 3, 2010 Results:

GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Six Months Ended
	Q2 2010	Q1 2010	Change vs. Q1 2010	Q2 2009	Change vs. Q2 2009	Q2 2010	Q2 2009	Change vs. Q2 2009
Revenue	$207.5	$180.8	15%	$169.1	23%	$388.3	$288.0	35%
GM	41.2%	37.9%	3.3%	32.3%	8.9%	39.7%	27.0%	12.7%
Op Income (Loss)	$26.7	$13.2	102%	$4.3	521%	$40.0	$(12.4)	423%
Net Income (Loss)	$22.5	$13.7	64%	$3.9	477%	$36.2	$(11.7)	409%
Diluted EPS	$0.14	$0.09	$0.05	$0.03	$0.11	$0.23	$(0.08)	$0.31

NON-GAAP RESULTS A

	Three Months Ended					Six Months Ended
	Q2 2010	Q1 2010	Change vs. Q1 2010	Q2 2009	Change vs. Q2 2009	Q2 2010	Q2 2009	Change vs. Q2 2009
Revenue	$207.5	$180.8	15%	$169.1	23%	$388.3	$288.0	35%
GM	42.3%	39.0%	3.3%	33.2%	9.1%	40.7%	28.1%	12.6%
Op Income (Loss)	$33.0	$18.1	82%	$11.7	182%	$51.1	$(0.6)	8617%
Net Income (Loss)	$33.1	$17.7	87%	$11.5	188%	$50.7	$(0.6)	8550%
Diluted EPS	$0.20	$0.11	$0.09	$0.08	$0.12	$0.31	$(0.00)	$0.31

A	Excludes stock based compensation charges, non-cash tax expense, certain charges associated with acquisitions, and other specifically identified non-routine transactions.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, please dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the beginning of the call using passcode 84510332. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site. A replay of the conference call will be available until midnight on August 4, 2010 from the Investors section of the Company’s website at: www.triquint.com/investors/events.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross profit, operating expenses and operating income that exclude equity compensation expense, non-cash tax expense, certain charges associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). This press release includes two newly added adjustments to non-GAAP measures, a charge for restructuring relating to the closure of our Colorado office and non-cash tax expense. The non-cash tax expense includes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. For comparative purposes, the Q1 2010 non-GAAP numbers have been revised to show the effects of the non-cash tax expense. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint’s anticipated revenues and non-GAAP gross margins, operating expenses and net income. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in our filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

TriQuint Semiconductor (NASDAQ: TQNT) celebrates its 25th anniversary in 2010 as a leading global provider of innovative RF solutions and foundry services for the world’s leading communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry’s broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	July 3, 2010	April 3, 2010	December 31, 2009
Assets
Current assets:
Cash, cash equivalents and investments	$175,122	$157,575	$153,935
Accounts receivable, net	120,968	99,133	88,090
Inventories	99,728	92,237	89,964
Other current assets	37,052	33,529	26,695

Total current assets	432,870	382,474	358,684

Property, plant and equipment, net	289,451	277,142	275,985
Other, net	41,388	45,699	45,372

Total assets	$763,709	$705,315	$680,041

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$97,392	$77,435	$70,547
Other accrued liabilities	12,253	11,482	12,176

Total current liabilities	109,645	88,917	82,723

Long term income tax liability	9,067	8,978	10,077
Other long-term liabilities	8,033	8,887	10,079

Total liabilities	126,745	106,782	102,879

Stockholders’ equity	636,964	598,533	577,162

Total liabilities and stockholders’ equity	$763,709	$705,315	$680,041

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Revenues	$207,478	$180,838	$169,063	$388,316	$288,010
Cost of goods sold	121,995	112,339	114,492	234,334	210,141

Gross profit	85,483	68,499	54,571	153,982	77,869

Operating expenses:
Research, development and engineering	32,640	30,779	27,467	63,419	50,689
Selling, general and administrative	26,131	24,481	19,855	50,611	36,667
Settlement of lawsuit	—	—	2,950	—	2,950

Total operating expenses	58,771	55,260	50,272	114,030	90,306

Operating income (loss)	26,712	13,239	4,299	39,952	(12,437)

Other (expense) income:
Interest income	112	111	199	223	541
Interest expense	(167)	(204)	(224)	(371)	(542)
Foreign currency gain (loss)	7	(215)	(38)	(209)	(113)
Other, net	63	5	53	68	430

Other income (expense), net	15	(303)	(10)	(289)	316

Income (loss) before income tax	26,727	12,936	4,289	39,663	(12,121)

Income tax expense (benefit)	4,268	(773)	386	3,495	(380)

Net income (loss)	$22,459	$13,709	$3,903	$36,168	$(11,741)

Per Share Data
Basic per share net income (loss)	$0.14	$0.09	$0.03	$0.23	$(0.08)
Diluted per share net income (loss)	$0.14	$0.09	$0.03	$0.23	$(0.08)

Weighted-average shares outstanding:
Basic	154,938	153,554	148,063	154,244	147,721
Diluted	161,562	159,499	149,882	160,507	147,721

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(% of revenue)

	Three Months Ended			Six Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	58.8%	62.1%	67.7%	60.3%	73.0%

Gross profit	41.2%	37.9%	32.3%	39.7%	27.0%

Operating expenses:
Research, development and engineering	15.7%	17.0%	16.3%	16.4%	17.6%
Selling, general and administrative	12.6%	13.6%	11.8%	13.0%	12.7%
Settlement of lawsuit	—	—	1.7%	—	1.0%

Total operating expenses	28.3%	30.6%	29.8%	29.4%	31.3%

Operating income (loss)	12.9%	7.3%	2.5%	10.3%	-4.3%

Other income (expense):
Interest income	0.1%	0.1%	0.1%	0.1%	0.2%
Interest expense	-0.1%	-0.1%	-0.1%	-0.1%	-0.2%
Foreign currency gain (loss)	0.0%	-0.1%	-0.0%	-0.1%	-0.0%
Other, net	0.0%	0.0%	0.0%	0.0%	0.1%

Other (expense) income, net	0.0%	-0.1%	-0.0%	-0.1%	0.1%

Income (loss) before income tax	12.9%	7.2%	2.5%	10.2%	-4.2%

Income tax expense (benefit)	2.1%	-0.4%	0.2%	0.9%	-0.1%

Net income (loss)	10.8%	7.6%	2.3%	9.3%	-4.1%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	July 3, 2010		April 3, 2010		June 27, 2009		July 3, 2010		June 27, 2009
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$85,483	41.2%	$68,499	37.9%	$54,571	32.3%	$153,982	39.7%	$77,869	27.0%
Adjustment for stock based compensation charges	1,129	0.5%	957	0.5%	614	0.4%	2,085	0.5%	1,262	0.4%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	1,026	0.5%	1,020	0.6%	793	0.5%	2,048	0.5%	1,601	0.6%
Writeoff IPR&D for abandoned product lines	38	0.1%	—	0.0%	—	0.0%	38	0.0%	—	0.0%
Increase in value of inventory	—	0.0%	—	0.0%	85	0.0%	—	0.0%	338	0.1%

NON-GAAP GROSS PROFIT	$87,676	42.3%	$70,476	39.0%	56,063	33.2%	$158,153	40.7%	$81,070	28.1%
GAAP OPERATING EXPENSES	$58,771	28.3%	$55,260	30.6%	50,272	29.8%	$114,030	29.4%	$90,306	31.3%
Adjustment for stock based compensation charges	(3,501)	-1.7%	(2,695)	-1.5%	(2,780)	-1.7%	(6,197)	-1.6%	(5,276)	-1.8%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	(2,950)	-1.7%	—	0.0%	(2,950)	-1.0%
Adjustment for restructuring expense	(395)	-0.2%	—	0.0%	—	0.0%	(395)	-0.1%	—	0.0%
Adjustment for charges associated with acquisitions									—
Amortization of intangible assets	(202)	0.0%	(202)	-0.1%	(202)	-0.2%	(403)	-0.1%	(407)	-0.1%

NON-GAAP OPERATING EXPENSES	$54,673	26.4%	$52,363	29.0%	44,340	26.2%	$107,035	27.6%	$81,673	28.4%

GAAP OPERATING INCOME (LOSS)	$26,712	12.9%	$13,239	7.3%	4,299	2.5%	$39,952	10.3%	$(12,437)	-4.3%
Adjustment for stock based compensation charges	4,630	2.2%	3,652	2.0%	3,394	2.1%	8,282	2.2%	6,538	2.2%
Adjustment for restructuring expense	395	0.2%	—	0.0%	—	0.0%	395	0.1%	—	0.0%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	2,950	1.7%	—	0.0%	2,950	1.0%
Adjustment for charges associated with acquisitions	1,266	0.6%	1,222	0.7%	1,080	0.7%	2,489	0.6%	2,346	0.8%

NON-GAAP OPERATING INCOME (LOSS)	$33,003	15.9%	$18,113	10.0%	11,723	7.0%	$51,118	13.2%	$(603)	-0.3%

GAAP NET INCOME (LOSS)	$22,459	10.8%	$13,709	7.6%	3,903	2.3%	$36,168	9.3%	$(11,741)	-4.1%
Adjustment for stock based compensation charges	4,630	2.2%	3,652	2.0%	3,394	2.1%	8,282	2.2%	6,538	2.2%
Adjustment for restructuring expense	395	0.2%	—	0.0%	—	0.0%	395	0.1%	—	0.0%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	2,950	1.7%	—	0.0%	2,950	1.0%
Adjustment for non-cash tax expense	4,211	2.0%	(1,041)	-0.6%	30	0.0%	3,170	0.8%	(1,088)	-0.4%
Adjustment for charges associated with acquisitions	1,355	0.7%	1,373	0.8%	1,251	0.7%	2,728	0.7%	2,783	0.8%

NON-GAAP NET INCOME	$33,050	15.9%	$17,693	9.8%	11,528	6.8%	$50,743	13.1%	$(558)	-0.5%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.14		$0.09		$0.03		$0.23		$(0.08)
Adjustment for stock based compensation charges	0.03		0.02		0.02		0.05		0.04
Adjustment for restructuring expense	0.00		—		—		0.00		—
Adjustment for settlement of lawsuit	—		—		0.02		—		0.02
Adjustment for non-cash tax expense	0.02		(0.01)		0.00		0.02		0.00
Adjustment for charges associated with acquisitions	0.01		0.01		0.01		0.01		0.02

NON-GAAP DILUTED EARNINGS PER SHARE	$0.20		$0.11		$0.08		$0.31		$(0.00)

GAAP COMMON SHARES ASSUMING DILUTION	161,562		159,499		149,882		160,507		147,721
Adjustment for equity compensation charges	1,323		1,281		2,921		1,352		1,077

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	162,885		160,780		152,803		161,859		148,798